As filed with the Securities and Exchange Commission on October 16, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEN Holdings, Inc.

(Exact name of registrant as specified in its Charter)

Nevada	99-1291725
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

TEN Holdings, Inc.

c/o Studio

1 Rockefeller Plaza, 2nd Floor

New York, NY 10020

1.800.909.9598

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Virgilio D. Torres

Chief Executive Officer

TEN Holdings, Inc.

c/o Studio

1 Rockefeller Plaza, 2nd Floor

New York, NY 10020

1.800.909.9598

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Shashi Khiani, Esq.

Prithvi Tanwar, Esq.

Polsinelli PC

1401 Eye Street, NW, Suite 800

Washington, D.C. 20005

Telephone: (202) 783-3300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated October 16, 2026

PROSPECTUS

TEN Holdings, Inc.

$100,000,000

Common Stock ● Preferred Stock ● Warrants ● Rights ● Units ● Debt Securities

We may offer and sell, from time to time, in one or more offerings, together or separately, our common stock, par value $0.0001 per share (the “Common Stock”), our preferred stock, par value $0.0001 per share (the “Preferred Stock”), warrants, rights, debt securities or any combination of the foregoing, either individually or as units composed of one or more of those securities. We may also offer securities as may be issuable upon conversion or exchange of any securities registered hereunder. This prospectus provides you with a general description of the securities. The aggregate public offering price of all securities issued by us under this prospectus may not exceed $100,000,000. Specific terms and prices will be provided in a prospectus supplement.

The Common Stock is listed on the Nasdaq Capital Market and traded under the symbol “XHLD.” On October 14, 2026, the closing price of the Common Stock, as reported on the Nasdaq Capital Market, was $0.465 per share. There is no established public trading market for the other securities offered hereby.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section of this prospectus titled “Plan of Distribution” for more information.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and we have elected to comply with certain reduced public company reporting requirements.

You should read this prospectus, together with additional information described under the headings “Incorporation by Reference” and “Additional Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 4 of this prospectus, and in any prospectus supplement, and in any other document incorporated by reference herein or therein, for a discussion of risks that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. Under this shelf registration statement, we may offer or sell any combination of the securities described in this prospectus, from time to time, and in one or more offerings, up to a total dollar amount of $100,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Additional Information” and “Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement prepared by, or on behalf of, us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the respective dates on the covers of such documents, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, such prospectus supplement or any sale or issuance of a security, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed materially since those dates. You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus forms a part or any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those incorporated by reference in the section titled “Risk Factors” beginning on page 4 of this prospectus, and in any prospectus supplement, and in any other document incorporated by reference herein or therein. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

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THE COMPANY

This summary highlights selected information about the Company and does not contain all of the information that you need to consider in making your investment decision. All references in this prospectus to “we,” “us,” “our,” “XHLD,” the “Company” and similar designations refer to TEN Holdings, Inc., unless otherwise indicated or as the context otherwise requires.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Our Company

TEN Holdings, Inc. (the “Company”), headquartered in New York, New York, was incorporated on February 12, 2024, in Pennsylvania to serve as the holding company of TEN Events, Inc. (“TEN Events”), an operating subsidiary incorporated in Pennsylvania in May 2011. On July 24, 2024, the Company changed its state of incorporation from Pennsylvania to Nevada.

The Company is a technology-driven provider of digital experience, enterprise communications, and audience engagement solutions designed to help organizations connect, communicate, and engage with their customers, employees, partners, and other stakeholders. Through its technology offerings and complementary professional services, the Company supports a range of business applications, including virtual and hybrid events, corporate communications, marketing and demand generation, customer engagement, training and continuing education, and digital content delivery.

The Company is transitioning from a predominantly event-driven services business towards a broader, platform-oriented technology model. As part of this strategy, the Company has introduced its TEN platform, which we expect will provide organizations with a unified environment for managing digital experiences, delivering content, facilitating audience engagement, and accessing related analytics. The Company intends to continue expanding its platform capabilities and integrating additional functionality to support recurring enterprise use cases beyond individual events.

In addition to its technology offerings, the Company provides managed production, broadcasting, livestreaming, and event-related professional services for virtual, hybrid, and physical experiences. These services complement the Company’s technology solutions and allow customers to choose between self-service capabilities and fully managed engagements.

As of the date of this prospectus, the Company continues to generate a substantial portion of its revenue from virtual and hybrid events and related managed services delivered primarily to corporate customers. The Company is pursuing opportunities to increase recurring platform-based revenue and diversify its revenue streams through broader enterprise adoption of its technology solutions.

Our mission is to empower organizations to connect people, content, and technology through integrated digital experiences that strengthen communication, engagement, and collaboration. Our long-term objective is to establish TEN Holdings as a leading enterprise digital experience platform, supporting how organizations engage their audiences across marketing, customer relationships, internal communications, education, and other business-critical interactions.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure incorporated by reference in this prospectus;

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●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements to hold a nonbinding advisory vote on executive compensation and to obtain stockholder approval of any golden parachute payments not previously approved.

We may remain an emerging growth company until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues equal or exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by the JOBS Act.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including scaled executive compensation disclosures and the requirement to provide only two years of audited financial statements, instead of three years. Exemption from auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act will depend on our continuing eligibility under the applicable filer-status rules, and not solely on smaller reporting company status.

Corporate Information

Our principal executive offices are located at 1 Rockefeller Plaza, 2nd Floor, New York, New York 10020. Our telephone number is 1.800.909.9598 and our website address is https://www.tenholdingsinc.com/. Information contained on our website is not part of this prospectus and should not be relied upon in making an investment decision. We have included our website address as an inactive textual reference only.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus and especially consider the factors incorporated by reference in the section titled “Risk Factors” commencing on page 4 of this prospectus, and in any prospectus supplement, and in any other document incorporated by reference herein or therein.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, in addition to the risks and uncertainties discussed under “Cautionary Note Regarding Forward-Looking Statements,” you should consider carefully the risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 18, 2026, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 10, 2026, and any updates to those risk factors, which are incorporated herein by reference, and as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering, together with all of the other information contained in this prospectus, and in any prospectus supplement, and in any other document incorporated by reference herein or therein. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of the risks actually occur, our business, operating results, financial condition and prospects could be adversely affected. In that event, the market price of our securities could decline, and you could lose part or all of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act and Rule 175 promulgated thereunder, and Section 21E of the Exchange Act, and Rule 3b-6 thereunder. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to: any projections of earnings, revenue, or other financial items; any statements regarding the adequacy, availability, and sources of capital; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “may,” “might,” “will,” “should,” “would,” “could,” “likely,” “estimate,” “intend,” “continue,” “future,” “potential,” “believe,” “expect,” “plan,” “project,” “target,” “forecast,” “outlook,” or “anticipate” or similar expressions or the negative thereof. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in the forward-looking statements include, but are not limited to:

●	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

●	our ability to maintain compliance with the regulations applicable to us, including the continued listing requirements of the Nasdaq Capital Market;

●	the outcome, costs and effects of government investigations, regulatory inquiries, related proceedings and remedial measures;

●	our ability to execute our growth strategies, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract customers and further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	trends and competition in our industry; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those incorporated by reference in the section titled “Risk Factors” in this prospectus, and in any prospectus supplement, and in any other document incorporated by reference herein or therein. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those described herein. We caution readers not to place undue reliance on forward-looking statements. The Company disclaims any obligation to revise or update any forward-looking statements contained in this prospectus to reflect future events or developments.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from sales of securities described in this prospectus for general corporate purposes, which may include, among other things, working capital, capital expenditures, stock repurchases, repayment or refinancing of existing indebtedness or other corporate obligations, the financing of possible acquisitions or investment in existing and future projects. The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds. Our management has broad discretion over the allocation of the net proceeds from any offering of securities.

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DESCRIPTION OF CAPITAL STOCK

Your rights as stockholders are governed by the Nevada Revised Statutes (the “NRS”) and by certain provisions in our articles of incorporation (the “Articles”) and bylaws (the “Bylaws”). The following is a description of the material terms of our capital stock, including the Common Stock, which is the only security of the Company registered pursuant to Section 12 of the Exchange Act, and certain provisions in our Articles and Bylaws as currently in effect. This description is only a summary and is qualified in its entirety by our Articles and Bylaws, copies of which have been filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 18, 2026, as well as the applicable provisions of the NRS. Capitalized terms used in this “Description of Capital Stock” but not defined herein or in this registration statement shall have the meanings ascribed to them in the Articles or Bylaws, as applicable.

The Articles authorize the issuance of 250,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. We do not currently have any shares of Preferred Stock issued and outstanding. The Common Stock is listed for trading on the Nasdaq Capital Market under the symbol “XHLD.”

Common Stock

Voting Rights

Holders of Common Stock are entitled to one (1) vote per share in voting or consenting to the election of directors and for all other corporate purposes for which they are entitled to vote. Holders of our Common Stock are not entitled to cumulative voting for the election of directors or on any other matter.

Dividends and Distributions

Subject to the express terms of any outstanding Preferred Stock, dividends may be paid on our Common Stock from funds of the Company legally available therefor, upon the terms, and subject to such limitations, as our board of directors (the “Board”) may determine. The declaration of any future cash dividends is at the discretion of the Board and depends upon our operational results, financial condition, capital requirements, business projections, general business conditions, statutory and regulatory restrictions, and any other factors deemed appropriate by the Board.

Rights upon Liquidation

Subject to the express terms of any then-outstanding Preferred Stock, in the event of a liquidation of the Company, the holders of Common Stock shall be entitled to share in the distribution of any remaining assets available for distribution to the holders of Common Stock.

Other Rights

Our Articles and Bylaws do not provide for any preemptive or subscription rights with respect to our Common Stock, and there are no redemption or sinking fund provisions applicable to our Common Stock. All the outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

Preferred Stock

Our Articles expressly authorize the Board, by filing a certificate pursuant to the NRS and subject to limitations prescribed by law or by resolution or resolutions of the Board, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The issuance of any Preferred Stock may negatively affect the holders of our Common Stock. These possible negative effects include diluting the voting power of shares of our Common Stock and affecting the market price of our Common Stock.

The prospectus supplement for a series of Preferred Stock will describe its material terms, including:

●	the series designation, number of shares, offering price and liquidation preference;

●	dividend rates or methods of calculation, payment dates, whether dividends are cumulative and any priority over or participation with other classes;

●	voting and consent rights, including any special voting rights arising from dividend arrearages;

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●	redemption, repurchase or sinking fund provisions, and restrictions, if any, on repurchases or redemptions while dividends or sinking fund installments are in arrears;

●	conversion or exchange rights, including the underlying securities, prices or rates, adjustment provisions and conditions for exercise;

●	ranking upon liquidation and with respect to dividends, and restrictions on issuing senior or parity securities;

●	transfer restrictions, preemptive or subscription rights, if any, and provisions that may alter the rights of holders or apply differently based on ownership levels; and

●	the transfer agent, registrar, any listing and other material terms or tax considerations.

Because no Preferred Stock series is being established by this prospectus alone, no series-specific dividend, redemption, arrearage restriction or conversion terms have been fixed. Any such provisions, or the absence of such provisions, will be stated in the applicable prospectus supplement and certificate of designation. Preferred Stock may rank ahead of Common Stock in dividends or liquidation and may have voting rights that adversely affect holders of Common Stock. The Board’s authority to issue Preferred Stock may discourage, delay or prevent a change in control. A certificate of designation will be filed as an exhibit to the registration statement or incorporated by reference before the related issuance, as required.

Anti-Takeover Effects of Various Provisions of the NRS, our Articles, and our Bylaws

Certain provisions of the NRS, our Articles, and our Bylaws could make it more difficult to acquire control of us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, which are summarized below, may have the effect of discouraging takeover bids.

Transactions with Interested Stockholders. NRS 78.411 through 78.444, inclusive (the “Business Combination Statute”), prohibit a publicly traded Nevada corporation with 200 or more stockholders of record from engaging in “combination” transactions with an “interested stockholder” for a period of two (2) years following the date that the stockholder became an interested stockholder unless the combination meets all of the requirements of the corporation’s articles of incorporation and (i) the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors of the corporation before the person first became an interested stockholder or (ii) the combination is approved by the board of directors of the corporation and, at or after that time, the combination is approved at an annual or special meeting of the stockholders of the corporation, and not by written consent, by the affirmative vote of the holders of stock representing at least 60% of the outstanding voting power of the corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder.

After the two-year period following the date that the stockholder became an interested stockholder, combinations are also prohibited unless the combination meets all of the requirements of the corporation’s articles of incorporation and (i) the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors of the corporation before the person first became an interested stockholder, (ii) the combination or the transaction is approved by a majority of the outstanding voting power of the corporation not beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder, or (iii) the price and terms of the transaction meet the criteria set forth in the Business Combination Statute. The Business Combination Statute does not apply to any combination with an interested stockholder after the date four years after the person first became an interested stockholder.

The Business Combination Statute defines an “interested stockholder” as (i) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation or (ii) any affiliate or associate of the corporation that, at any time within 2 years immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation.

The Business Combination Statute defines a “combination” to mean any of the following:

●	any merger or consolidation of the corporation or any subsidiary of the corporation with (i) the interested stockholder or (ii) any other entity, whether or not itself an interested stockholder of the corporation, which is, or after the merger or consolidation would be, an affiliate or associate of the interested stockholder;

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●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, to or with the interested stockholder or any affiliate or associate of the interested stockholder, of assets of the corporation or any subsidiary of the corporation (i) having an aggregate market value equal to more than 5% of the aggregate market value of all the assets of the corporation, (ii) having an aggregate market value equal to more than 5% of the aggregate market value of the outstanding voting shares of the corporation or (iii) representing more than 10% of the earning power or net income of the corporation;

●	subject to certain exceptions, the issuance or transfer by the corporation or any subsidiary of the corporation, in one transaction or a series of transactions, of any shares of the corporation or any subsidiary of the corporation that have an aggregate market value equal to 5% or more of the aggregate market value of all outstanding voting shares of the corporation to the interested stockholder or any affiliate or associate of the interested stockholder;

●	the adoption of any plan or proposal for the liquidation or dissolution of the corporation under any agreement, arrangement or understanding with the interested stockholder or any affiliate or associate of the interested stockholder;

●	subject to certain exceptions, any (i) reclassification of securities, including, without limitation, any splitting of shares, share dividend, or other distribution of shares with respect to other shares, or any issuance of new shares in exchange for a proportionately greater number of old shares, (ii) recapitalization, (iii) merger or consolidation with any subsidiary of the corporation, or (iv) other transaction involving the corporation, under any agreement, arrangement or understanding, whether or not in writing, with the interested stockholder or any affiliate or associate of the interested stockholder, which has the immediate and proximate effect of increasing the proportionate share of the outstanding shares of any class or series of voting shares or securities convertible into voting shares of the corporation or any subsidiary of the corporation beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder; or

●	the receipt by the interested stockholder or any affiliate or associate of the interested stockholder of the benefit, directly or indirectly, except proportionately as a stockholder of the corporation, of any loan, advance, guarantee, pledge or other financial assistance or any tax credit or other tax advantage provided by or through the corporation.

We have not opted out of the Business Combination Statute in our Articles, so the law may have an anti-takeover effect for transactions not approved in advance by the Board, including discouraging takeover bids that might result in a premium over the market price for the shares of our Common Stock.

Control Share Acquisitions. NRS 78.378 through 78.3793, inclusive (the “Control Share Statute”), limit the voting rights of certain acquired shares in a corporation. The provisions apply to any acquisition of a “controlling interest” in an “issuing corporation” unless the articles of incorporation or bylaws of the issuing corporation in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that the provisions of those sections do not apply to the issuing corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. The Control Share Statute defines an “issuing corporation” as a Nevada corporation that (i) has 200 or more stockholders of record, at least 100 of which have addresses in Nevada appearing on the corporation’s stock ledger at all times during the 90 days immediately preceding the relevant date, and (ii) conducts business in Nevada directly or through an affiliate. An acquiring person and those acting in association with such person may, under certain circumstances, be prohibited from voting such person’s shares if the acquiring person and those acting in association with such person acquire a “controlling interest” in the issuing corporation. A “controlling interest” is defined under the Control Share Statute to mean ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of all the voting power of the issuing corporation in the election of directors. The shares acquired in such an acquisition and those acquired within ninety days prior to triggering the Control Share Statute have only such voting rights as are conferred by a resolution of the stockholders of the issuing corporation, approved at a special or annual meeting of the stockholders. Such resolution of the stockholders granting voting rights to the shares acquired by an acquiring person and those acting in association with such person must be approved by (i) holders of a majority of the voting power of the issuing corporation and (ii) if the acquisition would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, the holders of a majority of each class or series affected. Shares held by a person who directly or indirectly exercises voting rights in the shares of an issuing corporation and who is (i) the acquiring person or anyone acting in association with such person, (ii) an officer or a director of the issuing corporation, or (iii) an employee of the issuing corporation are excluded from such votes.

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If an issuing corporation’s articles of incorporation or bylaws in effect by the tenth day following the acquisition so provide, the voting securities acquired may be redeemed, at the average price paid for the shares, by an issuing corporation if (i) the acquiring person has not given a timely information statement to the issuing corporation or (ii) the shares are not granted full voting rights by stockholders. Unless otherwise provided in the articles of incorporation or the bylaws of the issuing corporation in effect on the 10th day following the acquisition, if an acquiring person obtains a majority voting interest and the security holders accord voting rights to such acquiring person, a stockholder who did not vote in favor of the voting rights may have rights as a dissenter to demand payment of the fair value of such stockholder’s shares.

To the extent the Control Share Statute applies, we may opt out of the Control Share Statute by amending our Bylaws either before or within ten days after a relevant acquisition, but we have not, to date, done so for any acquisition.

Resistance to a Change or Potential Change in Control. The NRS provides that directors may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies.

Removal of Directors. NRS 78.335 provides that, subject to certain exceptions, a director may be removed as a director only by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock of the corporation entitled to vote.

Issuance of Preferred Stock. Our Articles permit the Board to issue, without approval from our stockholders, a total of 1,000,000 shares of Preferred Stock, none of which are currently outstanding. The Board can determine the designations, powers, preferences and voting and other rights, and the qualifications, limitations and restrictions granted to, or imposed upon, the shares of Preferred Stock and can fix the number of shares constituting any series and the designation of such series. It is possible that the Board, in determining the rights, preferences and privileges to be granted when the Preferred Stock is issued, may include provisions that have the effect of delaying, deferring or preventing a change in control.

Supermajority Requirements for Amendments of our Articles and Bylaws. The affirmative vote of holders of at least two-thirds of the voting power of the capital stock entitled to vote is required to amend or repeal certain provisions of our Articles, including Article VI (on election of directors), Article VII (on a director’s breach of fiduciary duty and liability to the Company), Article VIII (on indemnification for the Company’s directors and officers), Article IX (on amendments of the Bylaws), Article X (on amendments of the Articles), Article XI (on written consents of stockholders), Article XII (on special meetings of stockholders), Article XIII (on the forum for certain legal actions) and Article XIV (on restrictions on the amendments of the Articles).

The affirmative vote of holders of at least two-thirds of the voting power of the capital stock entitled to vote is required to amend or repeal our Bylaws, although our Bylaws may be amended by the unanimous written consent of the Board.

Stockholder Proposals and Director Nominations. Our Articles provide that advance notice of stockholder nominations for the election of directors and of the proposal by stockholders of any other action to be taken by the stockholders at a meeting of stockholders shall be given in the manner provided by the Bylaws. Our Bylaws do not currently prescribe procedures governing the timing, form or content of such stockholder notices.

Stockholder Action; Special Meetings of Stockholders. Special meetings of our stockholders may be called only by the Board or by any officer instructed by the Board to call the meeting, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

Choice of Forum. The Articles provide that, to the fullest extent permitted by law, the Supreme Court of the State of Nevada will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim arising pursuant to the NRS, our Articles or our Bylaws; or any action asserting a claim governed by the internal affairs doctrine.

The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes, which may discourage such lawsuits. We interpret the forum selection clauses in the Articles to be limited to specified actions and not to apply to actions arising under the Exchange Act or the Securities Act. Section 27 of the Exchange Act provides that United States federal courts shall have jurisdiction over all suits and any action brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act provides that United States federal and state courts shall have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Transfer Agent

Computershare Inc. is the transfer agent and registrar for our Common Stock.

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DESCRIPTION OF Warrants

We may issue, either separately or together with other securities, warrants for the purchase of Common Stock, Preferred Stock, rights or units that we may sell under this prospectus.

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, which we refer to collectively as “warrant agreements,” including the forms of certificates representing the warrants, which we refer to collectively as “warrant certificates,” and reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and certificate for additional information before you purchase any of our warrants.

General

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, as well as the related warrant agreement and warrant certificates, including the following, where applicable:

●	the principal amount of, or the number of, securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

●	provisions for adjustments to the principal amount of, or the number of, securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

●	the designation and terms of the securities, if other than Common Stock, purchasable upon exercise of the warrants and of any securities, if other than Common Stock, with which the warrants are issued;

●	the procedures and conditions relating to the exercise of the warrants;

●	the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

●	the offering price, if any, of the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

●	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

●	whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

●	call provisions, if any, of the warrants;

●	antidilution provisions, if any, of the warrants; and

●	any other material terms of the warrants.

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The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the warrant agreement and warrant certificate relating to the warrants being offered.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash, during a specified exercise period, that principal amount of, or number of, securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. The exercise price of each warrant may be subject to adjustment upon the occurrence of specified events. After the close of business on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining number of warrants.

No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to, in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

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DESCRIPTION OF RIGHTS

As specified in the applicable prospectus supplement, we may issue rights to purchase Common Stock, Preferred Stock, warrants or units that may be offered in this prospectus to our existing stockholders, and such rights may or may not be issued for consideration. The applicable prospectus supplement will describe the terms of any such rights. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the documents pursuant to which such rights will be issued.

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DESCRIPTION OF UNITS

We may, from time to time, issue units composed of one or more of Common Stock, Preferred Stock, warrants, rights, or debt securities (as described below) that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We may enter into one or more unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

You should read any prospectus supplement related to the units being offered, as well as the complete unit agreements that contain the terms of the units. We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

Any applicable prospectus supplement may describe, among other things:

●	the material terms of the units and of the securities composing the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	the date, if any, on and after which the constituent securities composing the units will be separately transferable;

●	any special United States federal income tax considerations applicable to the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

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DESCRIPTION OF DEBT SECURITIES

We may offer unsecured general obligations in the form of notes, which we refer to as the “debt securities” in this section. The debt securities will be issued from time to time under a note purchase agreement. The applicable prospectus supplement will contain a summary of the note purchase agreement. We urge you to read the note purchase agreement and the accompanying prospectus supplement describing the particular terms of the debt securities because they, and not this description, define the rights of the debt security holders.

General

The following briefly summarizes the material provisions of the debt securities, other than pricing and related terms for a particular issuance, which will be described in an accompanying prospectus supplement.

A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, will be filed with the SEC at the time of the offering.

Brief Description of the Debt Securities

The debt securities will represent unsecured general obligations of the Company, unless otherwise provided in the applicable prospectus supplement. As indicated in the applicable prospectus supplement, the debt securities will be subordinated debt as described in the applicable prospectus supplement.

In connection with the issuance of any debt securities, we do not intend to issue them pursuant to an indenture qualified under the Trust Indenture Act of 1939, as amended (“Trust Indenture Act”). We intend to rely on the exemption pursuant to Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder, which provides that the Trust Indenture Act shall not apply to any security that has been or will be issued otherwise than under an indenture so long as the exemption is not claimed within a period of twelve consecutive months for more than $50.0 million in aggregate principal amount.

Information in the Prospectus Supplement

The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

●	the title;

●	any limit on the aggregate principal amount;

●	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining price;

●	the maturity date or dates;

●	the rate at which the debt securities will bear interest, if any, and the interest payment dates;

●	if the debt securities are original issue discount debt securities, the yield to maturity;

●	the provisions, if any, relating to conversion or exchange of any debt securities, including, if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

●	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

●	any provisions for the payment of additional amounts for taxes;

●	the terms and conditions on which we may optionally redeem the debt securities;

●	the terms and conditions on which we may be required to redeem the debt securities;

●	any obligation for us to redeem, purchase or repay the debt securities at the option of a holder upon the happening of an event other than a change of control and certain sales of assets, and the terms and conditions of redemption, purchase or repayment; and

●	any other specific terms of the debt securities.

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PLAN OF DISTRIBUTION

We may sell the securities being offered hereby, from time to time, by one or more of the following methods:

●	to or through underwriting syndicates represented by managing underwriters;

●	through one or more underwriters without a syndicate for them to offer and sell to the public;

●	through dealers or agents;

●	in “at the market offerings”, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	in block trades; and

●	to investors directly in negotiated sales or in competitively bid transactions.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing stockholders or other security holders. In some cases, we or dealers acting with us or on our behalf also may purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Any underwriter, agent or dealer involved in the offer and sale of any series of the securities will be named in the prospectus supplement.

We may distribute the securities from time to time in one or more transactions:

●	at fixed prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities, including:

●	whether that offering is being made to underwriters or through agents or directly;

●	the rules and procedures for any auction or bidding process, if used;

●	the securities’ purchase price or initial public offering price; and

●	the proceeds we anticipate from the sale of the securities.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We also may loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker or dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

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Sales through Underwriters

If we use underwriters in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for the solicitation of the contracts.

Direct Sales

We may sell offered securities directly as principal for our own account, without involving any underwriters or agents.

Rights Offerings

If we offer securities in a subscription rights offering to our existing stockholders or other security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Sales through the Internet

From time to time, we may offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, and may use the Internet or another electronic bidding or ordering system for the pricing and allocation of the securities. Such a system may allow bidders to participate directly, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and may directly affect the price or other terms at which such securities are sold.

Such a bidding or ordering system may present to each bidder, on a real-time basis, relevant information to assist that bidder in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, pro-rated or rejected. Other pricing methods also may be used. Upon completion of such an auction process, securities will be allocated based on prices bid, terms of bid or other factors.

The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of the Internet auction or pricing and allocation systems are likely to be developed in the future, and we may use such systems in connection with the sale of securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement.

If an offering is made using such a bidding or ordering system, you should review the auction rules, as described in the prospectus supplement, for a more detailed description of the offering procedures.

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General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they may sell as principal, or both. The compensation to a particular broker-dealer might be in excess of customary commissions.

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act, so any discounts or commissions they receive in connection with the distribution might be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Various of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. The prospectus supplement will disclose:

●	the name of any participating broker, dealer, agent or underwriter;

●	the number and type of securities involved;

●	the price at which such securities were sold;

●	any securities exchanges on which such securities may be listed;

●	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable; and

●	other facts material to the transaction.

To facilitate the offering of securities under this prospectus or an applicable prospectus supplement, some persons participating in the offering of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities during and after the offering of the securities. Specifically, if the applicable prospectus supplement permits, the underwriters of the securities may over-allot or otherwise create a short position in the securities for their own account by selling more of the securities than we have sold to them and may elect to cover any such short position by purchasing the securities in the open market.

In addition, the underwriters may stabilize or maintain the price of the securities by bidding for or purchasing the securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid also may affect the price of securities to the extent that it discourages resales of the securities. We make no representation as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

To comply with the securities laws of some states and other jurisdictions, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states and other jurisdictions, the securities may not be sold unless they have been registered or qualified for sale in the jurisdiction or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in one business day, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date before the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

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This prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us or one or more of the agents or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

Other than this prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our website or the website of any agent or dealer and any information contained in any other website maintained by any agent or dealer:

●	is not part of this prospectus, the applicable prospectus supplement and any applicable pricing supplement or the registration statement of which they form a part;

●	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the website maintained by such entity; and

●	should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus also may be used in connection with any issuance of shares of Common Stock or Preferred Stock upon exercise of a warrant if such an issuance is not exempt from the registration requirements of the Securities Act.

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EXPERTS

The financial statements of TEN Holdings, Inc., as of and for the years ended December 31, 2024 and December 31, 2025, have been audited by AssentSure PAC, independent registered public accountants, as set forth in their reports thereon, which are incorporated by reference in this prospectus and in the registration statement. Such financial statements have been included herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Polsinelli PC, Washington, D.C. Certain legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the securities offered hereby. This prospectus, which is a part of the registration statement, does not contain all the information included in the registration statement and the exhibits and schedules thereto.

Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified by such reference. For further information with respect to us and the securities offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith.

You can also read the registration statement at the SEC’s internet website at http://www.sec.gov.

We file or have filed annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC permits us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents that contain that information. The information we incorporate by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We incorporate by reference in this prospectus the documents and filings (other than current reports, or portions thereof, furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that: (i) are listed below; (ii) are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus forms a part prior to effectiveness of such registration statement; and (iii) we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

●	our Annual Report on Form 10-K for the year ended December 31, 2025 (File No. 001-42515), filed on March 18, 2026 (the “2025 Form 10-K”), as amended by Amendment No. 1 on Form 10-K/A (File No. 001-42515), filed on September 10, 2026;

●	our Quarterly Reports on Form 10-Q (File No. 001-42515) for the three months ended March 31, 2026 and June 30, 2026, filed on May 15, 2026 and August 10, 2026, respectively;

●	our Current Reports on Form 8-K (File No. 001-42515), filed on February 5, 2026, May 8, 2026 (as amended by the Form 8-K/A filed on July 16, 2026), May 26, 2026, June 26, 2026, July 20, 2026, July 24, 2026, September 2, 2026, September 4, 2026, September 16, 2026, and October 5, 2026; and

●	the description of our capital stock which is contained in our Registration Statement on Form 8-A (File No. 001-42515), filed with the SEC on February 11, 2025, as updated by Exhibit 4.2 of the 2025 Form 10-K, and any other amendment or report filed with the SEC for the purpose of updating such description.

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We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

TEN Holdings, Inc.

c/o Studio

1 Rockefeller Plaza, 2nd Floor

New York, NY 10020

Attention: Secretary

1.800.909.9598

The documents incorporated by reference may be accessed at our website at https://www.tenholdingsinc.com/. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the issuance and distribution of the securities being registered under this registration statement. All amounts are estimates except the SEC registration fee. Because the amount, type and timing of each offering are not yet known, certain costs and expenses cannot presently be determined.

SEC registration fee		$8,700
FINRA filing fees		$15,500
Legal fees and expenses	$		*
Accounting fees and expenses	$		*
Transfer agent and registrar fees and expenses	$		*
Stock exchange listing fees	$		*
Printing and miscellaneous expenses	$		*
Total	$		*

* These costs and expenses cannot be estimated at this time, as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

The Company is a Nevada corporation and is generally governed by the Nevada Private Corporations Code, Chapter 78 of the NRS.

Section 78.138 of the NRS provides that, subject to certain statutory exceptions or unless the corporation’s articles of incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless (i) the presumption that, subject to certain statutory exceptions, such director or officer, in deciding upon matters of business, acted in good faith, on an informed basis and with a view to the interests of the corporation is rebutted, (ii) it is proven that the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (iii) it is proven that such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Section 78.7502(1) of the NRS provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited-liability company, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, if the person (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Section 78.7502(2) of the NRS provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited-liability company, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. Section 78.7502(2) of the NRS precludes indemnification by the corporation for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Any discretionary indemnification pursuant to Section 78.7502 of the NRS, unless ordered by a court or advanced pursuant to Section 78.751(2) of the NRS, may be made by the corporation only as authorized in each specific case upon a determination that the indemnification of a director, officer, employee or agent of a corporation is proper under the circumstances. Such determinations must be made by the stockholders of the corporation, the board of directors, or in a written opinion of independent legal counsel, under certain circumstances.

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Section 78.751(1) of the NRS provides that a Nevada corporation shall indemnify any person who is a director, officer, employee or agent to the extent that the person is successful on the merits or otherwise in defense of (i) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or (ii) any claim, issue or matter therein, against expenses actually and reasonably incurred by the person in connection with defending the action, including, without limitation, attorneys’ fees. Section 78.751(2) provides that, unless otherwise restricted by the articles of incorporation, the bylaws or an agreement made by the corporation, the corporation may pay the expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation. The articles of incorporation, the bylaws or an agreement made by the corporation may require the corporation to pay such expenses upon receipt of such an undertaking. Section 78.751(3) of the NRS provides that the indemnification pursuant to Section 78.751 and Section 78.7502 of the NRS and the advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 of the NRS do not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, the bylaws, or any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 of the NRS or for the advancement of expenses made pursuant to Section 78.751(2) of the NRS, may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action. Section 78.751(3) of the NRS further provides that the indemnification pursuant to Section 78.751 and Section 78.7502 of the NRS and the advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 of the NRS continue for a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of such a person. Section 78.751(5) of the NRS provides that a right to indemnification or advancement of expenses arising under a provision of the articles of incorporation or bylaws is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such act or omission has occurred.

Section 78.752 of the NRS provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a director, officer, employee, or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify such person against such liability and expenses. No trust fund, self-insurance program, security interest or other lien on any assets of the corporation, or letter of credit, guaranty or surety may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

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Our Articles and Bylaws provide for indemnification of our officers and directors to the fullest extent permissible under the applicable laws and regulations. In addition, our Board is authorized to purchase and maintain insurance on behalf of our officers and directors against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, liabilities, fines, penalties and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or for any other company or enterprise to which the person provides services at our request.

The Company maintains standard policies of insurance under which coverage is provided (a) to the Company’s directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

See also the Undertakings set forth in the response to Item 17 herein.

Item 16. Exhibits

Exhibit Number	Description
1.1**	Form of Underwriting Agreement.
4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on October 11, 2024).
4.2	Registration Rights Agreement, dated December 22, 2025, by and among TEN Holdings, Inc. and the Purchasers named therein (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on December 29, 2025 (File No. 001-42515)).
4.3	Registration Rights Agreement, dated May 22, 2026, between TEN Holdings, Inc. and Wang Huaqiu (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on May 26, 2026 (File No. 001-42515)).
4.4**	Form of Certificate of Designations of Preferred Stock.
4.5**	Form of Warrant Agreement and Certificate.
4.6**	Form of Rights Agreement and Certificate.
4.7**	Form of Unit Agreement and Certificate.
4.8**	Form of Note Purchase Agreement.
5.1*	Opinion of Polsinelli PC.
23.1*	Consent of AssentSure PAC.
23.2*	Consent of Polsinelli PC (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to the registration statement).
107*	Filing Fee Table.

* Filed herewith.

** To be filed, if necessary, either by amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 (§ 239.11 of this chapter), Form S-3 (§ 239.13 of this chapter), Form SF-3 (§ 239.45 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to § 230.424(b) of this chapter that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§ 230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 16, 2026.

TEN HOLDINGS, INC.

By:	/s/ Virgilio D. Torres
Name:	Virgilio D. Torres
Title:	Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Virgilio D. Torres, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Virgilio D. Torres	Chairman, Director, Chief Executive Officer and Secretary	October 16, 2026
Virgilio D. Torres	(Principal Executive Officer)

/s/ Ian M. Lawson	Interim Chief Financial Officer	October 16, 2026
Ian M. Lawson	(Principal Financial Officer and Principal Accounting Officer)

/s/ Christina M. Maldonado	Director	October 16, 2026
Christina M. Maldonado

/s/ Gan Yong Sheng	Director	October 16, 2026
Gan Yong Sheng

/s/ Kevin Cheong Jia Jin	Director	October 16, 2026
Kevin Cheong Jia Jin

/s/ Yee Won Hiew	Director	October 16, 2026
Yee Won Hiew

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